Exhibit 99.2

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30, 2019	December 31, 2018
Assets	(unaudited)	*
Cash and due from banks	$5,036,574	$4,274,718
Federal funds sold	1,046,000	1,475,000
Interest bearing deposits in other banks	2,000,000	2,000,000
Investment securities available for sale, at fair value	66,817,609	73,768,013
Restricted stock, at cost	3,671,586	3,387,386
Loans held for sale	2,985,619	2,949,999
Loans, net of allowance for loan losses of $4,281,692 and $4,010,192, respectively	342,410,586	318,342,628
Premises and equipment, net	3,742,480	3,808,223
Accrued interest receivable	1,079,821	1,013,507
Bank owned life insurance	7,765,399	7,606,796
Other assets	5,249,259	2,045,636
Total assets	$441,804,933	$420,671,906

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Noninterest bearing	$63,368,626	$56,675,694
Savings, interest-bearing checking and money market accounts	120,724,580	117,613,191
Time deposits	155,369,797	156,274,931
Total deposits	$339,463,003	$330,563,816
Federal Home Loan Bank borrowings	47,900,000	43,000,000
Warehouse line of credit	-	307,231
Note payable	709,666	726,791
Finance lease obligation	705,759	722,995
Accrued expenses and other liabilities	4,860,402	1,076,240
Total liabilities	$393,638,830	$376,397,073

Commitments and Contingent Liabilities
Shareholders' Equity
Preferred stock, $1 par value, authorized 1,000,000 shares, none issued	$-	$-
Common stock, $5 par value, authorized 10,000,000 shares, 4,085,181 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	20,425,905	20,425,905
Additional paid-in capital	19,231,174	19,216,143
Retained earnings	7,632,179	5,462,524
Noncontrolling interest in consolidated subsidiaries	718,962	603,170
Accumulated other comprehensive income (loss)	157,883	(1,432,909)
Total shareholders' equity	$48,166,103	$44,274,833
Total liabilities and shareholders' equity	$441,804,933	$420,671,906

*  Derived from audited consolidated financial statements.

See notes to consolidated financial statements.

1

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,
	2019	2018
Interest and Dividend Income
Interest and fees on loans	$4,375,696	$4,062,976
Interest bearing deposits in banks	13,926	13,926
Available for sale investment securities	402,464	469,301
Dividends and interest on restricted stock	65,178	44,437
Interest on federal funds sold	14,068	2,894
Total interest and dividend income	$4,871,332	$4,593,534

Interest Expense
Interest on deposits	$996,938	$830,661
Interest on Federal Home Loan Bank borrowings	247,507	119,520
Interest on warehouse line of credit	57,119	17,419
Interest on federal funds purchased	2,560	3,591
Interest on finance lease obligation	20,564	20,769
Interest on note payable	6,422	6,625
Total interest expense	$1,331,110	$998,585

Net Interest Income	$3,540,222	$3,594,949

Provision for Loan Losses	186,000	66,600

Net interest income after provision for loan losses	$3,354,222	$3,528,349

Noninterest Income
Service charges on deposit accounts	$28,785	$31,532
Impairment loss on restricted stock	-	(8,114)
ATM and credit card fees	59,702	44,968
Mortgage banking income	716,424	325,507
Earnings on bank owned life insurance policies	53,438	55,455
Other noninterest income	117,664	40,697
Total noninterest income	$976,013	$490,045

Noninterest Expense
Salaries and employee benefits	$1,757,263	$1,669,783
Stock based compensation	5,010	6,708
Occupancy and equipment expense	269,397	247,266
Professional services	155,888	169,068
Data processing	323,147	333,450
Promotion and marketing	31,616	50,875
FDIC assessment	-	35,000
Franchise tax	109,677	77,028
Telephone and data lines	72,568	59,179
Merger expense	187,227	-
Other operating expense	363,810	345,919
Total noninterest expense	$3,275,603	$2,994,276

Income before income taxes	$1,054,632	$1,024,118
Income tax expense	230,383	206,068

Net income	$824,249	$818,050
Net (income) loss attributable to noncontrolling interest	(83,845)	9,417
Net income attributable to Virginia Partners Bank	$740,404	$827,467

Earnings per Share, basic	$0.18	$0.21
Earnings per Share, diluted	$0.18	$0.20

See notes to consolidated financial statements.

2

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended September 30,
	2019	2018
Net income	$824,249	$818,050

Unrealized gains (losses) arising during the period on investment securities available for sale	$6,344	$(451,516)
Tax effect	(1,332)	94,818
Total other comprehensive income (loss)	$5,012	$(356,698)

Total comprehensive income	$829,261	$461,352

Comprehensive (income) loss attributable to noncontrolling interest	$(83,845)	$9,417
Comprehensive income attributable to Virginia Partners Bank	$745,416	$470,769

See notes to consolidated financial statements.

3

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Interest and Dividend Income
Interest and fees on loans	$12,838,450	$11,452,903
Interest bearing deposits in banks	41,324	26,679
Available for sale investment securities	1,272,181	1,352,060
Dividends and interest on restricted stock	184,561	131,126
Interest on federal funds sold	29,692	24,075
Total interest and dividend income	$14,366,208	$12,986,843

Interest Expense
Interest on deposits	$2,822,949	$2,355,482
Interest on Federal Home Loan Bank borrowings	813,412	316,393
Interest on warehouse line of credit	101,793	34,037
Interest on federal funds purchased	18,526	5,375
Interest on finance lease obligation	61,848	62,411
Interest on note payable	19,419	20,024
Total interest expense	$3,837,947	$2,793,722

Net Interest Income	$10,528,261	$10,193,121

Provision for Loan Losses	270,500	379,600

Net interest income after provision for loan losses	$10,257,761	$9,813,521

Noninterest Income
Service charges on deposit accounts	$82,160	$82,467
Impairment loss on restricted stock	-	(20,614)
ATM and credit card fees	157,994	129,391
Mortgage banking income	1,481,947	770,660
Earnings on bank owned life insurance policies	158,602	165,288
Other noninterest income	175,945	87,124
Total noninterest income	$2,056,648	$1,214,316

Noninterest Expense
Salaries and employee benefits	$4,898,847	$4,781,530
Stock based compensation	15,031	16,650
Occupancy and equipment expense	782,136	753,212
Professional services	434,939	549,806
Data processing	917,008	938,700
Promotion and marketing	112,587	166,825
FDIC assessment	47,800	112,400
Franchise tax	278,736	231,078
Telephone and data lines	172,642	184,474
Merger expense	661,694	-
Other operating expense	986,610	946,493
Total noninterest expense	$9,308,030	$8,681,168

Income before income taxes	$3,006,379	$2,346,669
Income tax expense	720,932	459,275

Net income	$2,285,447	$1,887,394
Net (income) loss attributable to noncontrolling interest	(115,792)	46,218
Net income attributable to Virginia Partners Bank	$2,169,655	$1,933,612

Earnings per Share, basic	$0.53	$0.50
Earnings per Share, diluted	$0.52	$0.48

See notes to consolidated financial statements.

4

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Net income	$2,285,447	$1,887,394

Unrealized gains (losses) arising during the period on investment securities available for sale	$2,013,659	$(1,709,283)
Tax effect	(422,867)	346,148
Total other comprehensive income (loss)	$1,590,792	$(1,363,135)

Total comprehensive income	$3,876,239	$524,259

Comprehensive (income) loss attributable to noncontrolling interest	$(115,792)	$46,218
Comprehensive income attributable to Virginia Partners Bank	$3,760,447	$570,477

See notes to consolidated financial statements.

5

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders' Equity
(Unaudited)

					Accumulated
		Additional			Other
	Common	Paid-In	Retained	Noncontrolling	Comprehensive
	Stock	Capital	Earnings	Interest	Income	Total
Balance at June 30, 2019	$20,425,905	$19,226,164	$6,891,775	$635,117	$152,871	$47,331,832
Net income	-	-	740,404	83,845	-	824,249
Other comprehensive income	-	-	-	-	5,012	5,012
Stock based compensation	-	5,010	-	-	-	5,010
Balance at September 30, 2019	$20,425,905	$19,231,174	$7,632,179	$718,962	$157,883	$48,166,103

					Accumulated
		Additional			Other
	Common	Paid-In	Retained	Noncontrolling	Comprehensive
	Stock	Capital	Earnings	Interest	(Loss)	Total
Balance at June 30, 2018	$19,785,905	$18,562,727	$3,916,356	$600,199	$(1,771,561)	$41,093,626
Net income (loss)	-	-	827,467	(9,417)	-	818,050
Other comprehensive (loss)	-	-	-	-	(356,698)	(356,698)
Stock based compensation	-	6,708	-	-	-	6,708
Balance at September 30, 2018	$19,785,905	$18,569,435	$4,743,823	$590,782	$(2,128,259)	$41,561,686

					Accumulated
		Additional			Other
	Common	Paid-In	Retained	Noncontrolling	Comprehensive
	Stock	Capital	Earnings	Interest	Income (Loss)	Total
Balance at December 31, 2018	$20,425,905	$19,216,143	$5,462,524	$603,170	$(1,432,909)	$44,274,833
Net income	-	-	2,169,655	115,792	-	2,285,447
Other comprehensive income	-	-	-	-	1,590,792	1,590,792
Stock based compensation	-	15,031	-	-	-	15,031
Balance at September 30, 2019	$20,425,905	$19,231,174	$7,632,179	$718,962	$157,883	$48,166,103

					Accumulated
		Additional			Other
	Common	Paid-In	Retained	Noncontrolling	Comprehensive
	Stock	Capital	Earnings	Interest	(Loss)	Total
Balance at December 31, 2017	$17,190,145	$16,571,384	$2,810,211	$-	$(765,124)	$35,806,616
Net income (loss)	-	-	1,933,612	(46,218)	-	1,887,394
Other comprehensive (loss)	-	-	-	-	(1,363,135)	(1,363,135)
Minority interest contributed capital	-	-	-	637,000	-	637,000
Exercise of stock options (40,000 shares)	200,000	200,000	-	-	-	400,000
Exercise of stock warrants, net of issuance cost (479,152 shares)	2,395,760	1,781,401	-	-	-	4,177,161
Stock based compensation	-	16,650	-	-	-	16,650
Balance at September 30, 2018	$19,785,905	$18,569,435	$4,743,823	$590,782	$(2,128,259)	$41,561,686

See notes to consolidated financial statements.

6

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash Flows from Operating Activities
Net income	$2,169,655	$1,933,612
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization on premises and equipment	223,864	325,566
Provision for loan losses	270,500	379,600
Accretion on purchased loans	3,344	2,299
Impairment loss on restricted stock	-	20,614
Increase in bank owned life insurance cash surrender value	(158,602)	(165,288)
Gain on sale of loans held for sale originated	(1,334,329)	(697,686)
Net decrease (increase) in loans held for sale	1,298,709	(1,709,321)
Stock based compensation	15,031	16,650
Amortization and accretion on investment securities available for sale, net	270,820	339,396
Changes in assets and liabilities:
Accrued interest receivable and other assets	101,174	340,543
Accrued expenses and other liabilities	(9,817)	671,463
Net cash provided by operating activities	2,850,349	1,457,448

Cash Flows from Investing Activities
Purchases of investment securities available for sale	-	(21,685,611)
Maturities, calls, paydowns and sales of investment securities available for sale	8,693,243	11,103,237
Net increase in restricted stock	(284,200)	(5,000)
Net increase in loans	(24,341,802)	(31,920,442)
Purchases of premises and equipment, net	(158,121)	(156,144)
Net cash (used in) investing activities	(16,090,880)	(42,663,960)

Cash Flows from Financing Activities
Net increase in demand, savings, interest-bearing checking and money market deposits	9,804,321	26,775,841
Net (decrease) increase in time deposits	(905,134)	4,661,994
Proceeds from federal funds purchased	-	5,931,000
Proceeds (payments) from Federal Home Loan Bank borrowings	4,900,000	(3,400,000)
(Payments) proceeds from warehouse line of credit	(307,231)	221,441
Net increase in minority interest contributed capital	115,792	590,782
Proceeds from exercise of stock warrants, net of issuance costs	-	4,177,161
Proceeds from exercise of stock options	-	400,000
Payments on note payable	(17,125)	(16,520)
Net decrease in finance lease obligation	(17,236)	(16,673)
Net cash provided by financing activities	13,573,387	39,325,026

Net increase (decrease) in cash and cash equivalents	332,856	(1,881,486)

Cash and cash equivalents, beginning of period	5,749,718	5,596,670

Cash and cash equivalents, end of period	$6,082,574	$3,715,184

See notes to consolidated financial statements.

7

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(Continued)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$3,823,860	$2,777,021
Cash payments for income taxes	694,196	81,310

Supplemental Disclosures of Noncash Investing and Financing Activities
Unrealized gain (loss) on investment securities available for sale	$2,013,659	$(1,709,283)
Initial operating lease right of use assets obtained in exchange for new operating lease liabilities	3,793,979	-

See notes to consolidated financial statements.

8

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

Note 1. Organization and Summary of Significant Accounting Policies

Virginia Partners Bank (the “Bank”) is a commercial bank which was organized under the laws of the Commonwealth of Virginia and commenced regular operations on July 8, 2008. The Bank is chartered by the Commonwealth of Virginia Bureau of Financial Institutions (the “Bureau”) and its deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”). In addition, the Bank is subject to the regulations of the Federal Reserve Bank of Richmond (the “FRB”). The Bank is headquartered in Fredericksburg, Virginia, which is also the location of an operations center. The Bank has three branches in Fredericksburg, Virginia. In Maryland, the Bank trades under the name Maryland Partners Bank (a division of Virginia Partners Bank), and operates a full service branch and commercial banking office in La Plata, Maryland and a Loan Production Office in Annapolis, Maryland. The Bank engages in the general banking business and provides financial services to the communities in and around Fredericksburg, Virginia and La Plata, Maryland, and through a Loan Production Office in Annapolis, Maryland.

The Bank has two wholly owned subsidiaries and one majority owned subsidiary. Bear Holdings, Inc. was established in 2011 for the purpose of holding properties acquired through foreclosure that are classified as other real estate owned. In 2012, 410 William Street, LLC was formed for the purpose of acquiring and holding an interest in the property at 410 William Street, which houses one of the Bank’s four branches, including the executive offices. On January 1, 2018, the Bank acquired a 51% ownership interest in Johnson Mortgage Company, LLC (“JMC”), which is a residential mortgage company headquartered in Newport News, Virginia, with branch offices in Fredericksburg and Williamsburg, Virginia. JMC is engaged in the mortgage banking business in which JMC originates, closes, and immediately sells mortgage loans and related servicing rights to permanent investors in the secondary market. The financial position and operating results of these subsidiaries are included in the Bank’s consolidated financial statements. For JMC, the Bank reflects the issued and outstanding interest not held by the Bank in its consolidated financial statements as noncontrolling interest.

On December 13, 2018, the Bank entered into a definitive agreement (the “Agreement”) pursuant to which the Bank will become a separate wholly owned subsidiary of Delmar Bancorp (“Delmar”) through an exchange of shares, in an all stock transaction. The transaction, which is expected to close in the fourth quarter of 2019, is subject to regulatory approvals and the approval of the shareholders of the Bank, as well as customary closing conditions. See Note 13 – Subsequent Events for further information.

On February 12, 2018, a private bank investor exercised 464,576 of the Bank’s Series A Common Stock Purchase Warrant (the “Series A Warrant”) and 14,576 of the Bank’s Series B Common Stock Purchase Warrant (the “Series B Warrant”) issued to him in connection with his $8.6 million investment in the Bank in 2016. A total of 479,152 Series A and B Warrants were exercised for shares of the Bank’s common stock, with gross proceeds to the Bank of approximately $4.5 million. Per the terms of the Series A and B Warrants, the exercise price equaled 90% of the Bank’s tangible common equity per share as of the most recent quarter-end preceding the date of exercise. The private bank investor still holds unexercised Series B Warrants for the purchase of an additional 450,000 shares of the Bank’s common stock. See Note 9 – Capital Transaction and Note 13 – Subsequent Events for further information.

On June 15, 2017, the Bank’s common stock began trading on the OTCQX Best Market. The Bank’s common stock trades under the symbol “PTRS”.

On October 18, 2016, the Bank entered into a Securities Purchase Agreement (the “Purchase Agreement”) that raised $7.8 million in equity, net of transaction costs of $766 thousand, through the sale of 929,152 shares of the Bank’s common stock to a private bank investor. See Note 9 – Capital Transaction for further information.

9

Principles of Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial reporting and with applicable quarterly reporting regulations of the Securities and Exchange Commission (the “SEC”). They do not include all of the information and notes required by U.S. GAAP for complete financial statements. Therefore, these unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2018. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full year.

The unaudited consolidated financial statements include the accounts of the Bank and its subsidiaries, Bear Holdings, Inc., 410 William Street, LLC and JMC (net of noncontrolling interest). All significant intercompany balances and transactions have been eliminated in consolidation. The Bank and its subsidiaries are together referred to as “the Bank.” The accounting policies and practices followed by the Bank conform to U.S. GAAP and prevailing practices within the banking industry.

Use of Estimates

In preparing financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses, the valuation of deferred tax assets, other than temporary impairment of investment securities and the valuation of other real estate owned. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the results of operations in these financial statements, have been made.

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation. None of these reclassifications are considered material.

Leases

The Bank recognizes an operating lease liability and an operating lease right of use asset in connection with leases in which it is a lessee, except for leases with a term of twelve months or less. An operating lease liability represents the Bank’s obligation to make future payments under lease contracts, and an operating lease right of use asset represents the Bank’s right to control the use of the underlying property during the lease term. Operating lease liabilities and operating lease right of use assets are recognized upon commencement of a lease and measured as the present value of lease payments over the lease term, discounted at the incremental borrowing rate of the lessee. The Bank has elected not to separate lease and nonlease components within the same contract and instead to account for the entire contract as a lease.

Adoption of New Accounting Standards

On January 1, 2019, the Bank adopted Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842),” and all subsequent ASUs that modified Topic 842. Under Topic 842, lessor accounting is largely unchanged. The Bank elected the prospective application approach provided by ASU 2018-11 and did not adjust prior periods for Topic 842. The Bank also elected certain practical expedients within the standard and consistent with such elections did not reassess whether any expired or existing contracts are or contain leases, did not reassess the lease classification for any expired or existing leases, and did not reassess any initial direct costs for existing leases. As stated in the Bank’s audited consolidated financial statements and notes thereto for the year ended December 31, 2018, the implementation of the new standard resulted in recognition of an operating lease right of use asset and an operating lease liability of $3.8 million at the date of adoption, which is related to the Bank’s lease of premises used in operations, except for those leases with a term of twelve months or less. The operating lease right of use asset and operating lease liability are included in other assets and other liabilities, respectively, in the consolidated balance sheets. See Note 7 – Leases for further information.

10

On January 1, 2019, the Bank adopted ASU No. 2017-08, “Receivables—Nonrefundable Fees and Other Costs (Subtopic 310-20), Premium Amortization on Purchased Callable Debt Securities.” The amendments in this ASU shorten the amortization period for certain callable debt securities purchased at a premium. Upon adoption of the standard, premiums on these qualifying callable debt securities will be amortized to the earliest call date. Discounts on purchased debt securities will continue to be accreted to maturity. The amendments became effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The adoption of ASU 2017-08 did not have a material impact on the Bank’s consolidated financial statements.

On January 1, 2019, the Bank adopted ASU No. 2018-07, “Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” The amendments in this ASU expand the scope of Topic 718 to include share-based payments issued to non-employees for goods or services, which were previously excluded. The amendments will align the accounting for share-based payments to nonemployees and employees more similarly. The amendments became effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The adoption of ASU 2018-07 did not have a material impact on the Bank’s consolidated financial statements.

New Accounting Standards Not Yet Adopted

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The amendments in this ASU, among other things, require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, the ASU amends the accounting for credit losses on available for sale debt securities and purchased financial assets with credit deterioration. At the FASB’s October 16, 2019 meeting, the Board affirmed its decision to amend the effective date of this ASU for many companies.  Public business entities that are SEC filers, excluding those meeting the smaller reporting company definition, will retain the initial required implementation date of fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019.  All other entities will be required to apply the guidance for fiscal years, and interim periods within those years, beginning after December 15, 2022. The Bank has gathered historical loan loss data for purposes of evaluating appropriate portfolio segmentation and modeling methods under the standard and has engaged a vendor to assist in modeling expected lifetime losses under Topic 326, and expects to develop and refine an approach to estimating the allowance for credit losses during the coming years. The adoption of Topic 326 will result in significant changes to the Bank’s consolidated financial statements, which may include changes in the level of the allowance for credit losses that will be considered adequate, a reduction in shareholders’ equity and regulatory capital, differences in the timing of recognizing changes to the allowance for credit losses and expanded disclosures about the allowance for credit losses. The Bank has not yet determined an estimate of the effect of these changes.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”. The amendments in this ASU simplify how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. Instead, under the amendments in this ASU, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. Public business entities that are not SEC filers should adopt the amendments in this ASU for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2020. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Bank does not expect the adoption of ASU 2017-04 to have a material impact on its consolidated financial statements.

11

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement.” The amendments in this ASU modify the disclosure requirements in Topic 820 to add disclosures regarding changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty. Certain disclosure requirements in Topic 820 are also removed or modified. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Certain of the amendments are to be applied prospectively while others are to be applied retrospectively. Early adoption is permitted. The Bank does not expect the adoption of ASU 2018-13 to have a material impact on its consolidated financial statements.

In April 2019, the FASB issued ASU No. 2019-04, “Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments.” This ASU clarifies and improves areas of guidance related to the recently issued standards on credit losses, hedging, and recognition and measurement including improvements resulting from various TRG Meetings. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. The Bank is currently assessing the impact that ASU 2019-04 will have on its consolidated financial statements.

In May 2019, the FASB issued ASU No. 2019-05, “Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief.” The amendments in this ASU provide entities that have certain instruments within the scope of Subtopic 326-20 with an option to irrevocably elect the fair value option in Subtopic 825-10, applied on an instrument-by-instrument basis for eligible instruments, upon the adoption of Topic 326. The fair value option election does not apply to held to maturity debt securities. An entity that elects the fair value option should subsequently measure those instruments at fair value with changes in fair value flowing through earnings. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The amendments should be applied on a modified-retrospective basis by means of a cumulative-effect adjustment to the opening balance of retained earnings balance in the balance sheet. Early adoption is permitted. The Bank is currently assessing the impact that ASU 2019-05 will have on its consolidated financial statements.

Other accounting standards that have been issued by the FASB or other standards-setting bodies are not currently expected to have a material effect on the Bank’s financial position, results of operations or cash flows.

Note 2. Investment Securities

Amortized cost and fair values of investment securities available for sale as of September 30, 2019 and December 31, 2018, are as follows:

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	September 30, 2019
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value
Securities of U.S. government and Federal agencies	$3,000,000	$-	$(19,722)	$2,980,278
Subordinated debt investments	2,002,343	24,384	-	2,026,727
Mortgage-backed securities	53,446,017	318,683	(145,514)	53,619,186
Municipals	8,169,398	31,038	(9,018)	8,191,418
	$66,617,758	$374,105	$(174,254)	$66,817,609

	December 31, 2018
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value
Securities of U.S. government and Federal agencies	$3,000,000	$-	$(101,326)	$2,898,674
Subordinated debt investments	2,003,348	27,928	-	2,031,276
Mortgage-backed securities	62,350,110	-	(1,494,365)	60,855,745
Municipals	8,228,363	-	(246,045)	7,982,318
	$75,581,821	$27,928	$(1,841,736)	$73,768,013

The amortized cost and fair value of investment securities available for sale as of September 30, 2019 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations without penalties.

	September 30, 2019
	Amortized	Fair
	Cost	Value

One to three years	$2,000,000	$1,981,642
Three to five years	405,215	405,740
Five to ten years	29,507,617	29,559,790
Greater than ten years	34,704,926	34,870,437
	$66,617,758	$66,817,609

For the three and nine months ended September 30, 2019 and 2018, there were no proceeds from sales of investment securities available for sale. For the three and nine months ended September 30, 2019 and 2018, there were no gross realized gains or gross realized losses on the sale of investment securities available for sale.

At September 30, 2019 and December 31, 2018, investment securities available for sale in an unrealized loss position that are temporarily impaired are as follows:

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	September 30, 2019
	Less than 12 months		12 Months or More		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	(Losses)	Value	(Losses)	Value	(Losses)
Securities of U.S. government and Federal agencies	$998,635	$(1,365)	$1,981,643	$(18,357)	$2,980,278	$(19,722)
Mortgage-backed securities	14,851,093	(21,222)	12,662,725	(124,292)	27,513,818	(145,514)
Municipals	1,654,454	(1,333)	420,899	(7,685)	2,075,353	(9,018)
	$17,504,182	$(23,920)	$15,065,267	$(150,334)	$32,569,449	$(174,254)

	December 31, 2018
	Less than 12 months		12 Months or More		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	(Losses)	Value	(Losses)	Value	(Losses)
Securities of U.S. government and Federal agencies	$-	$-	$2,898,674	$(101,326)	$2,898,674	$(101,326)
Mortgage-backed securities	17,181,254	(149,788)	43,674,491	(1,344,577)	60,855,745	(1,494,365)
Municipals	-	-	7,982,318	(246,045)	7,982,318	(246,045)
	$17,181,254	$(149,788)	$54,555,483	$(1,691,948)	$71,736,736	$(1,841,736)

The tables above provide summaries of investment securities available for sale which were in an unrealized loss position deemed not to be other-than-temporarily impaired at September 30, 2019 and December 31, 2018. The Bank had 24 investment securities available for sale with a fair value of $32.6 million that were temporarily impaired at September 30, 2019. The total unrealized loss on these investment securities available for sale was $174 thousand. Of the temporarily impaired total, 13 investment securities available for sale with a fair value of $15.1 million had an unrealized loss of $150 thousand that have been in a continuous loss position for twelve months or more. The Bank has determined that these investment securities available for sale are temporarily impaired at September 30, 2019 for the reasons set out below.

U.S. government and Federal agencies. The unrealized losses of $20 thousand on U.S. government and Federal agency investment securities stemmed from 2 investment securities with a fair value of $3.0 million. The unrealized losses were caused by interest rate and market fluctuations. The contractual term of the instrument does not permit the issuer to settle the security at a price less than the cost basis of the investment. The Bank is monitoring bond market trends to develop strategies to address unrealized losses. Because the Bank does not intend to sell the investment securities and it is not likely that the Bank will be required to sell the investment securities before recovery of their amortized cost basis, which may be at maturity, the Bank does not consider the investment securities to be other-than-temporarily impaired.

U.S. Government Issued Mortgage-Backed Securities. The unrealized losses of approximately $145 thousand on U.S. Government issued mortgage-backed securities stemmed from 17 investment securities with a fair value of $27.5 million. The unrealized losses were caused by interest rate and market fluctuations. The contractual term of the instrument does not permit the issuer to settle the security at a price less than the cost basis of the investment. The Bank is monitoring bond market trends to develop strategies to address unrealized losses. Because the Bank does not intend to sell the investment securities and it is not likely that the Bank will be required to sell the investment securities before recovery of their amortized cost basis, which may be at maturity, the Bank does not consider the investment securities to be other-than-temporarily impaired.

14

State and political subdivisions. This category exhibits unrealized losses of $9 thousand on 5 investment securities with a fair value of $2.1 million. The Bank reviewed financial statements and cash flows for each of the investment securities in a continuous loss position for more than 12 months. The Bank’s analysis determined that the unrealized losses are primarily the result of interest rate and market fluctuations and not associated with impaired financial status. The contractual terms of the investments do not permit the issuer to settle the securities at a price less than the cost basis of each investment. Because the Bank does not intend to sell any of the investment securities and it is not likely that the Bank will be required to sell any of the investment securities before recovery of their amortized cost basis, which may be at maturity, the Bank does not consider the investment securities to be other-than-temporarily impaired.

As of December 31, 2018, there were 41 investment securities available for sale with a fair value of $54.6 million and an unrealized loss of $1.7 million that have been in a continuous loss position for twelve months or more.

An impairment is considered “other-than-temporary” if any of the following conditions are met: the Bank intends to sell the investment security, it is more likely than not that the Bank will be required to sell the investment security before recovery of its amortized cost basis, or the Bank does not expect to recover the investment securities entire amortized cost (even if the Bank does not intend to sell). Based on the Bank’s evaluation, management does not believe any unrealized loss at September 30, 2019, represents an other-than-temporary impairment as these unrealized losses are primarily attributable to current financial market conditions for these types of investments, particularly changes in interest rates, and are not attributable to credit deterioration. The Bank does not intend to sell any investment security before recovery of its amortized cost basis, and the Bank expects to recover its investment securities’ entire amortized cost basis. None of the investment securities in the Bank’s investment securities portfolio are considered other-than-temporarily impaired at September 30, 2019 or December 31, 2018.

The Bank pledges investment securities available for sale to secure public deposits and to collateralize its borrowing capacity with the FRB. Investment securities available for sale with an aggregate fair value of $4.3 million and $4.5 million were pledged at September 30, 2019 and December 31, 2018, respectively.

Note 3.	Loans and Allowance for Loan Losses

A summary of the balances of loans follows:

	September 30, 2019	December 31, 2018
Real Estate Mortgage:
Construction and land development	$23,947,770	$19,338,098
Residential real estate	86,934,186	84,348,516
Nonresidential	167,424,913	156,717,990
Home equity loans	19,145,128	23,721,405
Commercial	45,733,563	35,044,446
Consumer	3,506,718	3,182,365
Loans, gross	$346,692,278	$322,352,820
Less: Allowance for loan losses	4,281,692	4,010,192
Loans, net	$342,410,586	$318,342,628

Overdrafts totaling $7 thousand and $8 thousand at September 30, 2019 and December 31, 2018, respectively were reclassified from deposits to loans. Net deferred loan fees included above totaled $745 thousand and $788 thousand at September 30, 2019 and December 31, 2018, respectively.

Loans held for sale consists of loans originated by JMC for sale in the secondary market. Loans held for sale as of September 30, 2019 and December 31, 2018 were $3.0 million and $2.9 million, respectively.

Purchased Loans

The following table presents the outstanding balance and carrying amount as of September 30, 2019 and December 31, 2018 of loans purchased during 2015. The purchased loans below are included in the summary of the balances of loans above.

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	September 30, 2019	December 31, 2018
Outstanding principal balance of purchased loans	$3,311,769	$4,242,709
Carrying amount of purchased loans	$3,146,701	$4,068,399

Included in the loans purchased during 2015 were certain loans, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The outstanding balance and carrying amount of these loans as of September 30, 2019 and December 31, 2018 is as follows:

	September 30, 2019	December 31, 2018
Outstanding principal balance of purchased credit impaired loans	$1,091,405	$1,601,280
Carrying amount	$930,836	$1,436,482

The following table presents changes in the accretable yield on purchased credit impaired loans, for which the Bank applies Accounting Standards Codification (“ASC”) 310-30, for the nine months ended September 30, 2019 and 2018:

	2019	2018
Balance at January 1,	$11,667	$15,162
Accretion	(3,344)	(2,299)
Balance at September 30,	$8,323	$12,863

The Bank did not increase the allowance for loan losses during the nine months ended September 30, 2019 or 2018 for the purchased credit impaired loans above. No allowance for loan losses were reversed related to purchased loans during the nine months ended September 30, 2019 or 2018.

Information on impaired loans, excluding purchased credit impaired loans, at September 30, 2019 is included in the following table:

	September 30, 2019
		Unpaid		Average	Interest
	Recorded	Principal	Related	Impaired	Income
	Investment	Balance	Allowance	Balance	Recognized
With No Related Allowance
Real Estate Mortgage:
Home equity loans	$51,241	$51,241	$-	$51,241	$-
Total with no related allowance	$51,241	$51,241	$-	$51,241	$-

With A Related Allowance
Real Estate Mortgage:
Home equity loans	$-	$-	$-	$-	$-
Total with a related allowance	$-	$-	$-	$-	$-

Total impaired loans	$51,241	$51,241	$-	$51,241	$-

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Information on impaired loans, excluding purchased credit impaired loans, at December 31, 2018 is included in the following table:

	December 31, 2018
		Unpaid		Average	Interest
	Recorded	Principal	Related	Impaired	Income
	Investment	Balance	Allowance	Balance	Recognized
With No Related Allowance
Real Estate Mortgage:
Home equity loans	$51,241	$51,241	$-	$51,715	$-
Total with no related allowance	$51,241	$51,241	$-	$51,715	$-

With A Related Allowance
Real Estate Mortgage:
Home equity loans	$-	$-	$-	$-	$-
Total with a related allowance	$-	$-	$-	$-	$-

Total impaired loans	$51,241	$51,241	$-	$51,715	$-

Information on past due and nonaccrual status loans at September 30, 2019 is included in the following table:

	30-59 Days	60-89 Days	Greater Than 89	Total		Total	Nonaccrual	Over 90 Days
September 30, 2019	Past Due	Past Due	Days Past Due	Past Due	Current	Loans	Loans	& Accruing
Real Estate Mortgage:
Construction and land development	$-	$-	$-	$-	$23,947,770	$23,947,770	$-	$-
Residential real estate	-	-	514,071	514,071	86,420,115	86,934,186	-	514,071
Nonresidential	-	-	-	-	167,424,913	167,424,913	-	-
Home equity loans	202,446	-	-	202,446	18,942,682	19,145,128	51,241	-
Commercial	-	241,986	-	241,986	45,491,577	45,733,563	-	-
Consumer	-	-	-	-	3,506,718	3,506,718	-	-

Total	$202,446	$241,986	$514,071	$958,503	$345,733,775	$346,692,278	$51,241	$514,071

Information on past due and nonaccrual status loans at December 31, 2018 is included in the following table:

	30-59 Days	60-89 Days	Greater Than 89	Total		Total	Nonaccrual	Over 90 Days
December 31, 2018	Past Due	Past Due	Days Past Due	Past Due	Current	Loans	Loans	& Accruing
Real Estate Mortgage:
Construction and land development	$-	$-	$-	$-	$19,338,098	$19,338,098	$-	$-
Residential real estate	267,026	-	-	267,026	84,081,490	84,348,516	-	-
Nonresidential	429,936	-	-	429,936	156,288,054	156,717,990	-	-
Home equity loans	-	-	-	-	23,721,405	23,721,405	51,241	-
Commercial	-	-	-	-	35,044,446	35,044,446	-	-
Consumer	-	-	-	-	3,182,365	3,182,365	-	-

Total	$696,962	$-	$-	$696,962	$321,655,858	$322,352,820	$51,241	$-

If interest on nonaccrual loans had been accrued, such income would have approximated $4 thousand and $2 thousand for the nine months ended September 30, 2019 and 2018, respectively.

The Bank had no troubled debt restructurings (“TDRs”) as of September 30, 2019 and December 31, 2018. No loans identified as TDRs subsequently defaulted in the three and nine months ended September 30, 2019 or 2018.

When a loan is identified as a TDR, it is evaluated for potential loss based on the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price, or the estimated fair value of the collateral, less selling costs if the loan is collateral dependent. Loans identified as TDRs frequently are on nonaccrual status at the time of restructuring.

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The following is a summary of information pertaining to loans by internal risk grade as of September 30, 2019 and December 31, 2018:

	September 30, 2019
	Real Estate Mortgage
	Construction	Residential	Nonresidential	Home Equity	Commercial	Consumer	Total
Internal Risk Rating Grades
Pass	$23,900,319	$85,654,715	$165,184,521	$19,093,887	$44,301,378	$3,506,718	$341,641,538
Special Mention	47,451	1,279,471	2,240,392	-	1,078,740	-	4,646,054
Substandard	-	-	-	51,241	353,445	-	404,686
Doubtful	-	-	-	-	-	-	-
Total Loans	$23,947,770	$86,934,186	$167,424,913	$19,145,128	$45,733,563	$3,506,718	$346,692,278

	December 31, 2018
	Real Estate Mortgage
	Construction	Residential	Nonresidential	Home Equity	Commercial	Consumer	Total
Internal Risk Rating Grades
Pass	$19,338,098	$83,715,750	$154,416,715	$23,670,164	$33,515,044	$3,182,365	$317,838,136
Special Mention	-	632,766	2,301,275	-	1,529,402	-	4,463,443
Substandard	-	-	-	51,241	-	-	51,241
Doubtful	-	-	-	-	-	-	-
Total Loans	$19,338,098	$84,348,516	$156,717,990	$23,721,405	$35,044,446	$3,182,365	$322,352,820

The following table presents a rollforward of the Bank’s allowance for loan losses for the nine months ended September 30, 2019:

	Real Estate Mortgage
	Construction	Residential	Nonresidential	Home Equity	Commercial	Consumer	Total
Allowance for Loan Losses:

Balance as of January 1, 2019	$202,845	$1,140,975	$1,872,142	$319,756	$436,968	$37,506	$4,010,192
Charge-offs	-	-	-	-	-	(15)	(15)
Recoveries	-	-	-	-	-	1,015	1,015
Provision for Loan Losses	52,551	(97,338)	224,373	(80,442)	171,288	68	270,500
Ending Balance	$255,396	$1,043,637	$2,096,515	$239,314	$608,256	$38,574	$4,281,692

Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	255,396	1,043,637	2,096,515	239,314	608,256	38,574	4,281,692
Purchased credit impaired loans	-	-	-	-	-	-	-
Total ending balance	$255,396	$1,043,637	$2,096,515	$239,314	$608,256	$38,574	$4,281,692

Loans:
Ending balance:
Individually evaluated for impairment	$-	$-	$-	$51,241	$-	$-	$51,241
Collectively evaluated for impairment	23,947,770	86,934,186	167,424,913	19,093,887	44,802,727	3,506,718	345,710,201
Purchased credit impaired loans	-	-	-	-	930,836	-	930,836
Total	$23,947,770	$86,934,186	$167,424,913	$19,145,128	$45,733,563	$3,506,718	$346,692,278

18

The following table presents a rollforward of the Bank’s allowance for loan losses for the nine months ended September 30, 2018:

	Real Estate Mortgage
	Construction	Residential	Nonresidential	Home Equity	Commercial	Consumer	Total
Allowance for Loan Losses:

Balance as of January 1, 2018	$288,149	$1,008,374	$1,640,518	$281,215	$368,417	$17,794	$3,604,467
Charge-offs	-	-	-	-	-	(3,132)	(3,132)
Recoveries	-	-	-	-	-	656	656
Provision for Loan Losses	(45,071)	(4,739)	298,239	17,359	111,012	2,800	379,600
Ending Balance	$243,078	$1,003,635	$1,938,757	$298,574	$479,429	$18,118	$3,981,591

Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	243,078	1,003,635	1,938,757	298,574	479,429	18,118	3,981,591
Purchased credit impaired loans	-	-	-	-	-	-	-
Total ending balance	$243,078	$1,003,635	$1,938,757	$298,574	$479,429	$18,118	$3,981,591

Loans:
Ending balance:
Individually evaluated for impairment	$-	$-	$-	$50,526	$-	$-	$50,526
Collectively evaluated for impairment	21,366,622	83,663,984	155,559,370	23,835,388	33,945,680	2,745,941	321,116,985
Purchased credit impaired loans	-	-	-	-	1,567,587	-	1,567,587
Total	$21,366,622	$83,663,984	$155,559,370	$23,885,914	$35,513,267	$2,745,941	$322,735,098

Deposits as of September 30, 2019 and December 31, 2018 were as follows:

Note 4. Deposits

	September 30, 2019	December 31, 2018
Noninterest bearing accounts	$63,368,626	$56,675,694
Interest-bearing checking accounts	22,770,720	18,085,701
Money market accounts	78,610,120	82,535,396
Savings accounts	19,343,740	16,992,094
Time deposits of $250 thousand and over	54,533,492	70,820,902
Other time deposits	100,836,305	85,454,029
Total	$339,463,003	$330,563,816

Time deposits of $250 thousand and over include Brokered and Certificate of Deposit Account Registry Service (“CDARS”) deposits.

Remaining maturities on time deposits are as follows:

2019	$31,458,413
2020	62,532,536
2021	27,793,694
2022	20,522,076
2023	8,967,171
2024	4,095,907
$155,369,797

19

Time deposits of $250 thousand and over totaled $54.5 million and $70.8 million at September 30, 2019 and December 31, 2018, respectively. Of this amount, brokered time deposits totaled $19.2 million and $21.7 million at September 30, 2019 and December 31, 2018, respectively. The Bank had no depositors with balances greater than 5% of total deposits as of September 30, 2019 or December 31, 2018, respectively.

The Bank began offering CDARS in 2017 through a third party provider. The Bank had $3.3 million and $5.0 million in CDARS deposits as of September 30, 2019 and December 31, 2018, respectively.

Note 5. Available Credit and Borrowings

The Bank had a credit line available and unused with the Federal Home Loan Bank of Atlanta (“FHLB”) totaling approximately $61.3 million and $62.0 million at September 30, 2019 and December 31, 2018, respectively.

The Bank’s borrowings with the FHLB at September 30, 2019 consisted of eight fixed rate advances. The Bank’s borrowings with the FHLB at December 31, 2018 consisted of twelve fixed rate advances and one variable rate advance. The balance outstanding was $47.9 million and $43.0 million as of September 30, 2019 and December 31, 2018, respectively. The advances are collateralized by 1-4 family residential loans with a carrying value of $65.2 million and $61.2 million as of September 30, 2019 and December 31, 2018, respectively. The remaining lendable collateral value at September 30, 2019 and December 31, 2018 totaled $17.3 million and $18.2 million, respectively. Payments are due based on the individual terms of the borrowing contracts and are interest only. Interest expense of $248 thousand and $120 thousand was incurred during the three months ended September 30, 2019 and 2018, respectively. Interest expense of $813 thousand and $316 thousand was incurred during the nine months ended September 30, 2019 and 2018, respectively.

At September 30, 2019, the Bank had advances from the FHLB consisting of the following:

Advance Type	Interest Rate	Maturity Date	Advance Amount
Fixed Rate	2.14%	10/09/19	$7,700,000
Fixed Rate	2.14%	10/09/19	7,600,000
Fixed Rate	2.14%	10/16/19	6,000,000
Fixed Rate	2.10%	10/21/19	3,100,000
Fixed Rate	2.01%	10/28/19	6,000,000
Fixed Rate	2.02%	10/28/19	1,000,000
Fixed Rate	2.01%	10/30/19	12,000,000
Fixed Rate	1.76%	01/13/20	4,500,000
Total advances outstanding			$47,900,000

At December 31, 2018, the Bank had advances from the FHLB consisting of the following:

20

Advance Type	Interest Rate	Maturity Date	Advance Amount
Fixed Rate	2.42%	01/03/19	$2,500,000
Fixed Rate	2.42%	01/03/19	2,500,000
Fixed Rate	2.42%	01/03/19	2,500,000
Fixed Rate	2.42%	01/03/19	2,500,000
Fixed Rate	2.47%	01/14/19	3,000,000
Fixed Rate	2.51%	01/22/19	2,000,000
Fixed Rate	2.51%	01/22/19	3,000,000
Fixed Rate	2.51%	01/22/19	2,000,000
Fixed Rate	2.51%	01/22/19	2,000,000
Fixed Rate	1.66%	06/03/19	3,000,000
Variable Rate	2.65%	07/03/19	12,500,000
Fixed Rate	1.17%	09/27/19	1,000,000
Fixed Rate	1.76%	01/13/20	4,500,000
Total advances outstanding			$43,000,000

As of September 30, 2019, the contractual maturities of FHLB advances are as follows for the years ending:

2019	$43,400,000
2020	4,500,000
$47,900,000

The Bank had unsecured federal fund lines available with five correspondent banks totaling $19.0 million available for overnight borrowing at each of September 30, 2019 and December 31, 2018, respectively. No amounts were drawn upon these lines at September 30, 2019 and December 31, 2018, respectively.

The Bank has pledged investment securities available for sale with a combined market value of $1.4 million and $1.6 million with the FRB to secure Discount Window borrowings at September 30, 2019 and December 31, 2018, respectively. At September 30, 2019 and December 31, 2018, there were no outstanding borrowings under this facility.

In addition to the warehouse line of credit the Bank provides JMC, JMC also has a warehouse line of credit with another financial institution in the amount of $3.0 million. The interest rate is the weekly average of the one month LIBOR plus 2.25%, not less than 2.50% (4.27% at September 30, 2019 and 4.875% at December 31, 2018). The rate is subject to change the first day of every month. Amounts borrowed are collateralized by a security interest in the mortgage loans financed under the line and are payable upon demand. The warehouse line of credit is set to renew or mature on May 31, 2020. The balance outstanding on this warehouse line of credit as of September 30, 2019 and December 31, 2018 was $0 thousand and $307 thousand, respectively. Interest expense on the warehouse lines of credit was $57 thousand and $17 thousand for the three months ended September 30, 2019 and 2018, respectively. Interest expense on the warehouse lines of credit was $102 thousand and $34 thousand for the nine months ended September 30, 2019 and 2018, respectively.

Note 6. Purchase of Interest in Property and Note Payable

On December 14, 2012, the Bank exercised the option to purchase a one-half undivided interest in 410 William Street, Fredericksburg, Virginia. The Bank purchased a one-half interest in the land for cash in the amount of $416 thousand, plus additional settlement costs of $6 thousand, and assumption of one-half of the remaining deed of trust loan. The Bank indemnified the indemnities, who are the personal guarantors of the deed of trust loan in the amount of $886 thousand, which was one-half of the outstanding balance of the loan as of the purchase date.

21

The Bank has a remaining obligation under the note payable of $710 thousand as of September 30, 2019. The loan was refinanced on April 30, 2015 with a twenty-five year amortization. The interest rate is fixed at 3.60% for the first 10 years, and then becomes a variable rate of 3.0% plus the 10 year Treasury rate until maturity.

The following is a schedule by years of future principal payments required under the note payable as of September 30, 2019:

During the year ending December 31:
2019	$5,812
2020	23,776
2021	24,646
2022	25,548
2023	26,483
Due thereafter	603,401
Total remaining obligation	$709,666

Note 7. Leases

On January 1, 2019, the Bank adopted ASU No. 2016-02 “Leases (Topic 842)” and all subsequent ASUs that modified Topic 842. The Bank elected the prospective application approach provided by ASU 2018-11 and did not adjust prior periods for ASC 842. The Bank also elected certain practical expedients within the standard and consistent with such elections did not reassess whether any expired or existing contracts are or contain leases, did not reassess the lease classification for any expired or existing leases, and did not reassess any initial direct costs for existing leases. Lease payments for short-term leases are recognized as lease expense on a straight-line basis over the lease term. Payments for leases with terms longer than twelve months are included in the determination of the lease liability.

The lease for one of the Bank’s facilities is accounted for as a finance lease (previously referred to as a capital lease). The remaining leases are classified as operating leases, and therefore, were previously not recognized on the Bank's consolidated balance sheets. Effective January 1, 2019, the Bank recorded $3.8 million of operating lease right of use assets and corresponding $3.8 million in operating lease liabilities related to its operating leases. The operating lease right of use assets and operating lease liabilities associated with the Bank’s operating leases are included in other assets and other liabilities, respectively, in the consolidated balance sheets. The right of use asset associated with the Bank’s finance lease is included in premises and equipment in the amount of $323 thousand, net of accumulated depreciation of $647 thousand, with a corresponding finance lease obligation of $706 thousand, as of September 30, 2019, in the Bank’s consolidated balance sheets. Amortization of leased assets under the finance lease was $19 thousand and interest related to the finance lease was $21 thousand for the three months ended September 30, 2019. Amortization of leased assets under the finance lease was $58 thousand and interest related to the finance lease was $62 thousand for the nine months ended September 30, 2019.

The following is a schedule of the future minimum lease payments under the finance lease together with the present value of the net minimum lease payments as of September 30, 2019:

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Year ending December 31:
2019	$19,272
2020	77,088
2021	77,088
2022	77,088
2023	77,088
Later years	1,265,475
Total minimum lease payments	$1,593,099
Less: Amount representing interest	474,073
Less: Discount on finance lease obligation	413,267
Finance lease obligation	$705,759

The interest rate on the finance lease is imputed based on the Bank’s incremental borrowing rate at the inception of the refinanced loan. The lease term is 25 years and is set to expire in November 2034, with an option to extend for a period of 5 years.

As of September 30, 2019, the Bank had lease agreements for seven operating locations. Six leases qualify as operating leases, including land at 410 William Street, Fredericksburg, Virginia and one qualifies as a finance lease as described above. As of September 30, 2019, JMC had lease agreements for three operating locations, all of which qualify as operating leases.

Operating lease liabilities represent the Bank’s obligation to make lease payments and are presented at each reporting date as the net present value of the remaining contractual cash flows. Cash flows are discounted at the Bank’s incremental borrowing rate in effect at the commencement of the lease. Operating lease right of use assets represent the Bank’s right to use the underlying asset for the lease term and are calculated as the sum of the operating lease liability and if applicable, prepaid rent, initial direct costs and any incentives received from the lessor.

Certain of the Bank’s operating leases offer the option to extend the lease term and the Bank has included such extensions in its calculation of the operating lease liabilities to the extent the options are reasonably assured of being exercised. The lease agreements do not provide for residual value guarantees and have no restrictions or covenants that would impact dividends or require incurring additional financial obligations.

The following tables present information about the Bank’s operating leases:

September 30, 2019
Operating lease liabilities	$3,559,682
Operating lease right of use assets	$3,531,977
Weighted average remaining lease term	12.41 years
Weighted average discount rate	3.36%

	Three Months Ended	Nine Months Ended
Lease cost	September 30, 2019	September 30, 2019
Operating lease cost	$111,877	$335,834
Variable lease cost	4,400	13,200
Short-term lease cost	3,975	11,925
Total lease cost	$120,252	$360,959

Variable lease payments primarily represent payments for common area maintenance related to real estate leases. Cash paid for amounts included in the measurement of operating lease liabilities during the three and nine months ended September 30, 2019 was approximately $109 thousand and $326 thousand, respectively.

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The Bank adopted ASC 842 effective January 1, 2019. Prior to January 1, 2019, the Bank measured lease expense in accordance with FASB ASC Topic 840. During the three and nine months ended September 30, 2018, the Bank recognized lease expense of approximately $111 thousand and $334 thousand, respectively.

A maturity analysis of operating lease liabilities and reconciliation of the undiscounted cash flows to the total of operating lease liabilities is as follows:

As of
September 30, 2019
During the year ending December 31:
2019	$108,543
2020	442,561
2021	387,487
2022	370,385
2023	377,758
Due thereafter	2,695,358
Total undiscounted cash flows	$4,382,092
Discount	(822,410)
Operating lease liabilities	$3,559,682

Note 8. Financial Instruments With Off-Balance-Sheet Risk

The Bank is party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

The Bank’s exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

At September 30, 2019 and December 31, 2018, the following financial instruments were outstanding whose contract amounts represent credit risk:

	September 30, 2019	December 31, 2018
Unfunded commitments under lines of credit	$110,464,169	$77,158,849
Commercial and standby letters of credit	1,631,770	1,698,759

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management’s credit evaluation of the customer.

Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management’s credit evaluation of the customer.

Commercial and standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments, if deemed necessary.

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At September 30, 2019, the Bank’s cash and due from banks included two commercial bank deposit accounts that were in excess of the FDIC insured limit of $250 thousand per institution by approximately $10 thousand.

JMC enters into commitments with its customers to originate loans where the interest rate on the loan is determined (locked) prior to funding. While this subjects JMC to the risk interest rates may change from the commitment date to the funding date, JMC simultaneously enters into financial agreements (best efforts forward sales commitments) with its permanent investors giving JMC the right to deliver (put) loans to the investors at specified yields, thus enabling JMC to manage its exposure to changes in interest rates such that JMC is not subject to fluctuations in fair values of these agreements due to changes in interest rates. However, a default by a permanent investor required to purchase loans under such an agreement would expose JMC to potential fluctuations in selling prices of loans due to changes in interest rates. As such, the rate lock commitments and forward sales commitments are considered derivatives. The fair value of rate lock commitments and forward sales commitments was considered immaterial at September 30, 2019 and December 31, 2018, and were not recorded on the Bank’s balance sheet.

Note 9. Capital Transaction

On October 18, 2016, the Bank entered into a Purchase Agreement to raise $7.8 million in equity, net of transaction costs of $766 thousand, through the sale of 929,152 shares of common stock, as well as stock warrants to purchase additional common stock, to a private bank investor. The Bank has used the additional capital for general corporate purposes, including increasing regulatory capital and funding organic growth initiatives. The transaction closed on December 15, 2016.

In addition to the common shares issued as part of the transaction, the Bank also issued to the private bank investor stock warrants to purchase up to an additional 929,152 shares of common stock. The Series A Warrant entitles the private bank investor to purchase up to 464,576 shares of common stock, pursuant to certain terms of exercise as set forth in the Purchase Agreement. The Series B Warrant entitles the private bank investor to purchase up to an additional 464,576 shares of common stock, pursuant to certain terms of exercise as set forth in the Purchase Agreement. The exercise price of both the Series A and Series B Warrants has been set at 90% of the Bank’s tangible common equity per share as of the most recent quarter-end preceding the date of exercise. The Series A and Series B Warrants are exercisable during certain periods that meet certain regulatory capital conditions as set forth in the terms of the Purchase Agreement.

On February 12, 2018, the private bank investor exercised 464,576 of the Series A Warrants and 14,576 of the Series B Warrants issued in connection with the $8.6 million investment in the Bank in 2016. A total of 479,152 Series A and Series B Warrants were exercised for shares of Bank common stock, with gross proceeds to the Bank of approximately $4.5 million. Per the terms of the Series A and Series B Warrants, the exercise price equaled 90% of the Bank’s tangible common equity per share as of the most recent quarter-end preceding the date of exercise. As of September 30, 2019, the private bank investor still holds unexercised Series B Warrants for the purchase of an additional 450,000 shares of Bank common stock.

Both the common stock issued and the remaining Series B Warrants to purchase common stock, if exercised, are subject to a 50% voting agreement between the Bank and the private bank investor. The voting agreement provides that the private bank investor will vote the shares subject to the voting agreement in the same manner and in the same proportion that all other shares of the Bank’s common stock not owned by the private bank investor are voted. The voting agreement also provides that the number of shares subject to the voting agreement may be reduced subject to certain conditions and circumstances.

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Note 10. Fair Value Measurements

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic of FASB ASC, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The recent fair value guidance provides a consistent definition of fair value, which focuses on exit price in the principal or most advantageous market for the asset or liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Bank groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets and liabilities.

Level 2 - Valuation is based on observable inputs including quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in less active markets, and model-based valuation techniques for which significant assumptions can be derived primarily from or corroborated by observable data in the market.

Level 3 - Valuation is based on model-based techniques that use one or more significant inputs or assumptions that are unobservable in the market.

The following describes the valuation techniques used by the Bank to measure certain financial assets recorded at fair value on a recurring basis in the financial statements:

Investment Securities Available for Sale:

Investment securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived primarily from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or similar securities by using pricing models that consider observable market data (Level 2). In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. Currently, all of the Bank’s investment securities available for sale are considered to be Level 2 securities.

The following tables present the balances of financial assets measured at fair value on a recurring basis as of September 30, 2019 and December 31, 2018:

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		Using
		Quoted Prices in	Significant
		Active Markets	Other	Significant
		for Identical	Observable	Unobservable
	September 30,	Assets	Inputs	Inputs
Description	2019	(Level 1)	(Level 2)	(Level 3)
Investment securities available for sale:
Securities of U.S. government and Federal agencies	$2,980,278	$-	$2,980,278	$-
Subordinated debt investments	2,026,727	-	2,026,727	-
Mortgage-backed securities	53,619,186	-	53,619,186	-
Municipals	8,191,418	-	8,191,418	-
Total investment securities available for sale	$66,817,609	$-	$66,817,609	$-

		Using
		Quoted Prices in	Significant
		Active Markets	Other	Significant
		for Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
Description	2018	(Level 1)	(Level 2)	(Level 3)
Investment securities available for sale:
Securities of U.S. government and Federal agencies	$2,898,674	$-	$2,898,674	$-
Subordinated debt investments	2,031,276	-	2,031,276	-
Mortgage-backed securities	60,855,745	-	60,855,745	-
Municipals	7,982,318	-	7,982,318	-
Total investment securities available for sale	$73,768,013	$-	$73,768,013	$-

Certain financial assets are measured at fair value on a nonrecurring basis in accordance with U.S. GAAP. Adjustments to the fair value of these financial assets usually result from the application of lower of cost or market accounting or write-downs of individual assets.

The following describes the valuation techniques used by the Bank to measure certain financial assets recorded at fair value on a nonrecurring basis in the financial statements:

Loans Held for Sale:

Loans held for sale are loans originated by JMC for sale in the secondary market. Loans originated for sale by JMC are recorded at lower of cost or market. No market adjustments were required at September 30, 2019 or December 31, 2018; therefore, loans held for sale were carried at cost. Because of the short-term nature, the book value of these loans approximates fair value at September 30, 2019 and December 31, 2018.

Impaired Loans:

Loans are designated as impaired when, in the judgment of management based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected when due. The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral. Fair value is measured based on the value of the collateral securing the loans. Collateral may be in the form of real estate or business assets including equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The value of real estate collateral is determined utilizing a market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside of the Bank using observable market data (Level 2). However, if the collateral is a house or building in the process of construction or if an appraisal of the real estate property is over two years old, then the fair value is considered Level 3. The value of business equipment is based upon an outside appraisal if deemed significant, or the net book value on the applicable business’s financial statements if not considered significant. Likewise, values for inventory and accounts receivables collateral are based on financial statement balances or aging reports (Level 3). Impaired loans allocated to the allowance for loan losses are measured at fair value on a nonrecurring basis. Any fair value adjustments are recorded in the period incurred as a provision for loan losses on the consolidated statements of income.

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Other Real Estate Owned:

Other real estate owned (“OREO”) is measured at fair value less cost to sell, based on an appraisal conducted by an independent, licensed appraiser outside of the Bank. If the collateral value is significantly adjusted due to differences in the comparable properties, or is discounted by the Bank because of marketability, then the fair value is considered Level 3. OREO is measured at fair value on a nonrecurring basis. Any initial fair value adjustment is charged against the allowance for loan losses. Subsequent fair value adjustments are recorded in the period incurred and included in other noninterest expense on the consolidated statements of income. The Bank had no OREO as of September 30, 2019 and December 31, 2018, respectively.

The Bank had no financial assets measured at fair value on a nonrecurring basis at September 30, 2019 and December 31, 2018, respectively.

Fair Value of Financial Instruments

FASB ASC 825, Financial Instruments, requires disclosure about fair value of financial instruments, including those financial assets and financial liabilities that are not required to be measured and reported at fair value on a recurring or nonrecurring basis. ASC 825 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank. Additionally, in accordance with ASU 2016-01, which the Bank adopted on January 1, 2018 on a prospective basis, the Bank uses the exit price notion, rather than the entry price notion, in calculating the fair values of financial instruments not measured at fair value on a recurring basis.

The estimated fair values, and related carrying amounts, of the Bank's financial instruments are as follows:

		Fair Value Measurements at September 30, 2019
	Carrying	Quoted Prices	Significant Other	Significant
	Amount	in Active Markets	Observable	Unobservable
	September 30,	Identical Assets	Inputs	Inputs
	2019	(Level 1)	(Level 2)	(Level 3)	Balance
	(Amounts in Thousands)
Financial Assets:
Cash and due from banks	$5,037	$5,037	$-	$-	$5,037
Federal funds sold	1,046	1,046	-	-	1,046
Interest bearing deposits in other banks	2,000	2,000	-	-	2,000
Investment securities available for sale	66,818	-	66,818	-	66,818
Loans held for sale	2,986	-	2,986	-	2,986
Loans, net	342,411	-	-	340,049	340,049
Accrued interest receivable	1,080	-	1,080	-	1,080
Bank owned life insurance	7,765	-	7,765	-	7,765

Financial Liabilities:
Deposits	$339,463	$-	$340,341	$-	$340,341
Federal Home Loan Bank borrowings	47,900	-	47,970	-	47,970
Note payable	710	-	-	710	710
Finance lease obligation	706	-	-	706	706
Accrued interest payable	94	-	94	-	94

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		Fair Value Measurements at December 31, 2018
	Carrying	Quoted Prices	Significant Other	Significant
	Amount	in Active Markets	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
	2018	(Level 1)	(Level 2)	(Level 3)	Balance
	(Amounts in Thousands)
Financial Assets:
Cash and due from banks	$4,275	$4,275	$-	$-	$4,275
Federal funds sold	1,475	1,475	-	-	1,475
Interest bearing deposits in other banks	2,000	2,000	-	-	2,000
Investment securities available for sale	73,768	-	73,768	-	73,768
Loans held for sale	2,950	-	2,950	-	2,950
Loans, net	318,343	-	-	310,812	310,812
Accrued interest receivable	1,014	-	1,014	-	1,014
Bank owned life insurance	7,607	-	7,607	-	7,607

Financial Liabilities:
Deposits	$330,564	$-	$328,836	$-	$328,836
Federal Home Loan Bank borrowings	43,000	-	43,242	-	43,242
Warehouse line of credit	307	-	307	-	307
Note payable	727	-	-	727	727
Liability under capital lease	723	-	-	723	723
Accrued interest payable	80	-	80	-	80

The Bank assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of the Bank's financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Bank. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to repay in a rising rate environment and more likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Bank's overall interest rate risk.

Note 11. Stock Compensation Plan

The Bank’s shareholders approved a stock compensation plan (the “2015 Stock Option Plan”) on April 28, 2015. Both incentive stock options and nonqualified stock options may be granted under the 2015 Stock Option Plan. The exercise price of each stock option equals the market price of the Bank’s common stock on the date of grant and a stock option’s maximum term is ten years. For the three months ended September 30, 2019 and 2018, the Bank recognized $5 thousand and $7 thousand, respectively, in stock based compensation expense. For the nine months ended September 30, 2019 and 2018, the Bank recognized $15 thousand and $17 thousand, respectively, in stock based compensation expense.

The 2015 Stock Option Plan provides for stock options to be granted to the Bank's directors, officers and employees for up to 500,000 shares of common stock. For the three months ended September 30, 2019 and 2018, the Bank granted no stock options to directors, officers and employees. For the nine months ended September 30, 2019 and 2018, the Bank granted 0 and 15,000 stock options, respectively, to directors, officers and employees.

The Bank’s previous stock compensation plan (the “2008 Stock Option Plan”) provided for the grant of share based awards in the form of incentive stock options and nonqualified stock options to the Bank’s directors, officers and employees. The 2008 Stock Option Plan provided for awards of up to 315,000 shares of common stock. In April 2015, the 2008 Stock Option Plan was terminated and replaced with the 2015 Stock Option Plan. Stock options outstanding prior to April 28, 2015 were granted under the 2008 Stock Option Plan and shall be subject to the provisions of the 2008 Stock Option Plan.

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The 2008 Stock Option Plan also provided for stock options to be granted to seed investors as a reward for the contribution of organizational funds which were at risk if the Bank’s organization had not been successful. Under the 2008 Stock Option Plan, the Bank granted stock options to seed investors in 2008. The stock options granted to seed investors were fully vested upon date of grant.

A summary of stock option transactions for the nine months ended September 30, 2019 is as follows:

	Nine Months Ended September 30, 2019
			Weighted
		Weighted	Average
		Average	Remaining
		Exercise	Contractual	Intrinsic
	Shares	Price	Life	Value

Outstanding at beginning of period	151,700	$10.51	4.61 Years
Granted	-	-
Exercised	-	-
Forfeited	(2,500)	10.00
Outstanding at end of period	149,200	$10.52	3.93 Years	$340,925

Options exercisable at September 30, 2019	133,365	$10.25

The intrinsic value represents the total pre-tax intrinsic value (the amount by which the current market value of the underlying stock options exceeds the exercise price) that would have been received by the holders had they exercised their stock options on September 30, 2019.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The expected volatility is based on the Bank’s historical volatility. The risk-free interest rates for periods within the contractual life of the awards are based on the U.S. Treasury yield curve in effect at the time of the grant. The expected life is based on the contractual life and vesting period for the respective stock option. The dividend yield assumption is based on the Bank’s expectation of dividend payouts.

As of September 30, 2019, there was approximately $28 thousand of total unrecognized compensation cost related to share-based compensation arrangements granted under the 2015 Stock Option Plan. That cost is expected to be recognized through 2021.

Note 12. Earnings per Share

Basic earnings per common share represent income available to common shareholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per common share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Bank relate solely to outstanding stock options and stock warrants and are determined using the treasury stock method. Refer to Note 9 – Capital Transaction for further information regarding stock warrants.

The following shows the weighted-average number of common shares used in computing earnings per common share and the effect of the weighted-average number of common shares of dilutive potential common stock. Dilutive potential common stock has no effect on income available to common shareholders. There were 15,000 stock options excluded from the calculation for the three and nine months ended September 30, 2019 and 2018 because their effects were anti-dilutive.

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	Three Months Ended September 30,
	2019	2018
Net income	$824,249	$818,050
Net (income) loss attributable to noncontrolling interest	(83,845)	9,417
Net income attributable to Virginia Partners Bank	$740,404	$827,467

Weighted average number of shares	4,085,181	3,957,181
Effect of dilutive securities:
Stock options	24,138	64,175
Warrants	75,533	109,446
Weighted average diluted shares	4,184,852	4,130,802

Basic earnings per share	$0.18	$0.21
Diluted earnings per share	$0.18	$0.20

	Nine Months Ended September 30,
	2019	2018
Net income	$2,285,447	$1,887,394
Net (income) loss attributable to noncontrolling interest	(115,792)	46,218
Net income attributable to Virginia Partners Bank	$2,169,655	$1,933,612

Weighted average number of shares	4,085,181	3,873,856
Effect of dilutive securities:
Stock options	21,255	61,061
Warrants	67,098	103,105
Weighted average diluted shares	4,173,534	4,038,022

Basic earnings per share	$0.53	$0.50
Diluted earnings per share	$0.52	$0.48

Note 13. Subsequent Events

Effective after the close of business on November 15, 2019, Delmar and the Bank completed their previously announced share exchange (the “Share Exchange”). The Share Exchange was consummated pursuant to the Agreement between Delmar and the Bank, dated December 13, 2018, as amended, pursuant to which the Bank became a wholly owned subsidiary of Delmar.

As a result of the Share Exchange, each share of common stock, par value $5.00, of the Bank was converted into and exchanged for 1.7179 shares of common stock, $0.01 par value, of Delmar, resulting in the issuance of approximately 7,790,987 shares of Delmar common stock for outstanding shares of the Bank’s common stock (including shares issued upon exercise, on the first business day following effectiveness of the Share Exchange, of the Series B Warrant to acquire 773,055 shares of Delmar common stock for an aggregate exercise price of approximately $5.7 million, as converted to reflect the Share Exchange), subject to adjustment for the elimination of fractional shares. Additionally, options to acquire 149,200 shares of the Bank’s common stock at a weighted average exercise price of $10.52 per share have been converted into options to acquire approximately 256,310 shares of Delmar common stock, at a weighted average exercise price of $6.12 per share.

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